Exhibit 99.1

August 2, 2023

Frequently Asked Questions About the Public Storage UPREIT Reorganization

1.	What is an UPREIT structure?

An umbrella partnership real estate investment trust (UPREIT) structure, which is used by most publicly-traded property REITs, is a holding-company structure in which the publicly-traded REIT (typically formed as a corporation or a Maryland real estate investment trust) holds all of its assets and liabilities in, and conducts all of its business operations through, an operating subsidiary. The publicly-traded REIT generally does not hold any assets other than its direct or indirect interests in the operating subsidiary.

2.	Why is Public Storage reorganizing into an UPREIT structure?

REITs that have an UPREIT structure may be able to execute acquisition transactions in a manner that provides sellers of properties with tax-deferral opportunities. REITs with UPREIT structures can also offer certain equity compensation programs that are not available to REITs without an UPREIT structure. Public Storage believes aligning its corporate structure with the majority of other property REITs through reorganizing into an UPREIT may enable it to utilize these advantages in the future.

3.	How is Public Storage implementing the UPREIT reorganization?

Public Storage has formed a wholly-owned subsidiary (“New PSA”) that will be the parent company following the reorganization. New PSA has formed an indirectly wholly-owned merger subsidiary that will merge with and into Public Storage, with Public Storage surviving the merger as an indirectly wholly-owned subsidiary of the New PSA. In connection with the merger, all of Public Storage’s outstanding common shares and depositary shares representing interests in preferred shares will be automatically converted into securities of New PSA with identical terms, ticker symbols, and CUSIP numbers. New PSA will then change its name to “Public Storage” and is expected to qualify as a real estate investment trust for federal income tax purposes.

4.	When will the UPREIT reorganization occur?

The merger, pursuant to which the UPREIT reorganization is being completed, is expected to be effective on August 14, 2023.

5.	Is shareholder approval required?

No. The reorganization does not require shareholder approval under applicable Maryland law.

6.	Does this impact my rights as a common or preferred shareholder? Is there anything shareholders need to do?

No. All of the rights you have as a Public Storage common or preferred shareholder will remain the same following the reorganization. The conversion in the merger of your Public Storage shares to shares of New PSA (which will be renamed “Public Storage”) will occur automatically and the common and preferred shares will continue without interruption to trade on the NYSE under the same ticker symbols. The reorganization will not impact Public Storage’s current dividend practices.

7.	Will the reorganization have any impact on Public Storage’s Board of Trustees, management, employees, business, assets, or liabilities?

No. The reorganization will not have any impact on Public Storage’s Board of Trustees, management, employees, business, assets, or liabilities.

8.	Will this reorganization impact my federal income taxes?

No. The reorganization is expected to qualify as a tax-free reorganization for federal income tax purposes, meaning that Public Storage’s shareholders are not expected to recognize gain or loss for federal income tax purposes.

9.	Where can I find more information? What if I have questions?

Details of the anticipated reorganization can be found in our Form 8-K filed with the Securities and Exchange Commission on August 2, 2023. We recommend that you review this and the attached exhibits to obtain a complete understanding of the reorganization.

If you have questions about the reorganization, please contact our Investor Relations department at (800) 421-2856.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this document, other than statements of historical fact, are forward-looking statements, which may be identified by the use of the words “expects,” “believes,” “anticipates,” “should,” and similar expressions. These forward-looking statements, including, but not limited to, statements regarding Public Storage’s expectations related to the reorganization, involve known and unknown risks and uncertainties, which may cause actual events to be materially different from those expressed or implied in the forward-looking statements. Factors and risks that may impact future event include, but are not limited to, those described in Part 1, Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2022 filed with the Securities and Exchange Commission on February 21, 2023 and in the Company’s other filings with the Securities and Exchange Commission.

These forward-looking statements speak only as of the date of this document. All Public Storage’s forward-looking statements, including those in this document, are qualified in their entirety by this cautionary statement. Public Storage expressly disclaims any obligation to update publicly or otherwise revise any forward-looking statements, whether because of new information or other factors, events or circumstances after the date of these forward-looking statements, except when expressly required by law.